Exhibit 10.1

SCHEDULE

1.	Name of Tenant:	Food Innovations, Inc.
2.	Tenant's address for notices:	1923 Trade Center Way, Suite 1, Naples, FL. 34109
3.	Address of leased premises ("Demised Premises"):	3845 Beck Blvd, #805 and 806, Naples, Fl. 34114
4.	Net Rentable Square Feet in Demised Premises:	4,000
5.	Tenant's use of Demised Premises:	Off ice/Retail
6.	Base Rent (per year):	$41,844.96
7.	Monthly Installments of Base Rent for the First Year:
	(4,000 square feet at $ per foot)	$3,487.08
8.	Per annum increase in Base Rent:	N/A
9.	CAM (fixed):	$644.26
10.	Sales Tax:	$0.00
11.	Real Estate Taxes (fixed):	$368.66
12.	Total Monthly Rent for each year of lease term:	$54,000.00
13.	Security Deposit payable on execution of Lease:	N/A
14.	First Month Rent payable on execution of Lease:	$4,500.00
15.	Last Month Rent payable 30 days after execution of lease:	$4,500.00
16.	TOTAL DUE AT SIGNING:	$9,000.00
17.	Commencement Date:	Occupancy effective January 1,2009
		Rent shall commence February 15,2009
18.	Term:	36 months from Januarv 1,2009
19.	Option to Extend:	See Page 2 for information
20.
The Florida State sales tax and any similar local tax shall be applicable to the Base Rent and CAM, if any, and shall be paid by Tenant and shall be at the rate applicable by state and local law at the time said payments are due.

21.	Landlord's name and address for notices: Grand Cypress Communities, Inc., 3825 Beck Blvd, #721, Naples, FL 341 14

22. Additional Terms and conditions:

a.
At any time prior to the end of the lease term (including any renewals thereof), Tenant has the option to purchase the unit from Landlord pursuant to the terms and conditions set forth in the attached contract labeled as "Exhibit A," however, any time frames contained in said contract shall not be applicable to the extent they are inconsistent with the time frames set forth in this Lease. At any time prior to the end of the lease term, Tenant may elect to purchase the unit from Landlord pursuant to the terms and conditions set forth in the attached contract. Any default under this lease agreement which is not cured at the time this purchase option is exercised shall, at the Landlord/Seller's option, terminate the attached contract, at which time, all parties hereto will be released and relieved from all obligations therein. If the Tenan/Purchaser elects to purchase this unit, the parties agree that the closing shall occur on or before that date which is thirty days from the expiration of the lease term, including any renewals thereof and, if the Tenant elects to purchase the exercise its option to purchase the unit, all Base Rent paid by Tenant pursuant to this lease during the initial Lease Term shall be applied to the purchase price. Tenant has the right to record a memorandum of said contract evidencing its right to purchase the unit.

b.
Landlord/Seller will provide build-out, less the kitchen. pursuant to the attached plans labeled as "Exhibit B" including the providing of one 220 volt phase three outlet at a location determined bv Tenant, and the provision of data ports, cable and telephone jacks in each office. Provided, however, Landlord will cause the water connection and electrical conduits to be run to the walls in the kitchen.

c.	Option to Extend:
d.

Base Rent lncrease following initial 36 month lease term: TBD %

New Monthly Base Rent                                           $TBD / New Annual Base Rent $TBD for year four.

Base Rent lncrease following first renewal period: T B D %

New Monthly Base Rent                                           $TBD / New Annual Base Rent $TBD for year five.

Base Rent lncrease year three at 0%

New Monthly Base Rent                                           $TBD / New Annual Base Rent $TBD

Plus Cam - per cost at renewal

Plus Real Estate Taxes - per cost at renewal

LEASE AGREEMENT

THIS LEASE AGREEMENT (sometimes hereinafter referred to as the "Lease") is made and entered into this 15th day of February, 2007, by and between GRAND CYPRESS COMMUNITIES, INC., a Florida corporation (hereinafter called "Landlord"); and Food 1nnovat ions , Inc . , (hereinafter called "Tenant").

1.
Demise, Description, and Use of Premises. Subject to and upon terms, provisions, covenants and conditions hereinafter set forth, and each in consideration of the duties, covenants and obligations of the other hereunder, Landlord does hereby lease, demise and let from Landlord those certain premises (hereinafter sometimes called the "Premises" or "Leased Premises") in the Building located as described in the Schedule at the front of this Lease Agreement (the "Schedule"), comprising the area described in the Schedule, identified by the signatures or initials of Landlord and Tenant.

The net rentable area represents Landlord's and Tenant's best conclusive estimate of the area comprising the Net Rentable Area of the Leased Premises. In no event shall any obligation owed by Tenant to Landlord hereunder be altered in any way if the Leased Premises should contain less than, or more than the total number of square feet of Net Rentable Area set forth in the Schedule.

2.
Term and Lease Year. The Term of this Lease shall be for the period of time set forth in the Schedule, commencing and terminating as described in the Schedule. The term "Lease Year" as used herein shall mean a twelve (1 2) month period commencing on the first day of the Term hereof and ending on the last day of the twelfth full calendar month thereafter, and each successive twelve (12) month period shall be a Lease Year.

3.
Base Rent. Tenant agrees to pay Landlord Base Rent without any offset or deduction whatsoever in lawful (legal tender for public or private debts) money of the United States of America at 3825 Beck Blvd, #721, Naples, FL 341 14, or elsewhere as designated from time to time by Landlord's written notice to Tenant.

a)
Base Rent thereafter shall be paid on the first day of each month during the Lease Term. Base Rent for the first Lease Year, shall be calculated as set forth in the Schedule, plus applicable sales tax, due and payable in equal monthly installments on the first day of each and every month during the Lease Term.

b)
Common Operating Cost Contribution. As Additional Rental, Tenant shall pay to Landlord the amount ownership, operation and maintenance of $644.26 as set forth on the Schedule attached hereto as payment to Landlord for common area maintenance costs together with the amount of $368.66 as set forth on the Schedule attached hereto as payment to Landlord for real estate taxes(hereinafter referred to as the "Common Operating Costs"), which Common Operating Costs shall include, but not limited to: (a) the real estate taxes and assessments, including ad valorem and non-ad valorem, and personal property taxes, imposed upon the Premises; (b) Landlord's cost of contesting any real estate and personal property taxes and assessments; (c) Landlord" insurance, including, but not limited to, liability insurance for personal injury, death, and property damage; (d) condominium and or property owner association assessments, dues and charges; (e) the maintenance, repair, and replacement of water, sewer, drainage, electric, and other utility lines and service sewing the Leased Premises; (f) water and sewer charges and electrical utilities; (g) any required licenses, permit fees, monitoring, compliance, or operational requirements imposed by any governmental authority in connection with the Premises, (h) lighting, heating, ventilating, and air conditioning (i) trash, refuse, solid waste, and garbage removal ; (j) pest control and extermination services; (k) reserves for deferred repairs, maintenance and replacements; (I) the cost of installation, maintenance, and repair of all retrofitting or replacement of equipment or components thereof for energy or cost saving purposes.

c)
Amount Payable. The amount of Tenant's Common Operating Cost payment set forth above shall be paid to Landlord monthly, on the first day of each and every calendar month throughout the term (including any renewal periods) plus applicable sales taxes in the amount set forth above.

d)
Personal Property Taxes. Tenant shall pay, prior to delinquency, all taxes assessed or levied upon its business operation, and upon its leasehold interest, trade fixtures, furnishing, equipment, merchandise, and personal property of any kind owned, installed, or used by Tenant in, on, or upon the Premises, and all alterations, changes, and additions thereto. Where possible, the parties shall cause the foregoing to be assessed and billed separately from the tax bill for the Building. In the event any or ail of the foregoing shall be assessed and taxed with the real estate taxes for the Building, Tenant shall pay to Landlord the Tenant's share of such taxes as an additional Rental Payment within thirty (30) days after delivery to Tenant by Landlord of a statement in writing settling forth the amount of such real estate taxes and the portion thereof applicable to the foregoing.

e)	Sales Tax. Tenant, and not Landlord, shall pay, to Landlord with each Rental Payment the Florida State Sales Tax and any other sales, use or excise tax due on any Rental Payment.

f)
Utilities and Related Charges. Tenant agrees to pay for all public utility services rendered or furnished to the Premises during the Lease Term and shall cause all utilities to be connected in Tenant's name.

g)
Insurance. Tenant shall, during the Lease Term, at its sole cost, risk and obligation, keep in full force and effect a policy of public liability and property damage insurance with respect to the Premises, and the business conducted by Tenant and any subtenants of Tenant in the Premises, in which the limits of public liability and property damage insurance shall be not less than One Million Dollars ($1,000,000) combined single limit. Tenant shall also carry fire and extended coverage insurance for the full replacement value of all improvements, alterations, additions and partitions whether made or installed by Landlord or Tenant in the Premises; Tenant's personal property including, but not limited to, inventory, trade fixtures, equipment, furnishings and other personal property together with insurance against sprinkler damage, vandalism, theft and malicious mischief; and any and all other coverage which Tenant desires to carry or is required to carry by law. The policy shall include Landlord , and any persons, firms or corporations having an insurable interest designated by Landlord from time to time, as additional insured, and shall contain a clause that the insurer will not cancel or change the insurance without first giving the Landlord thirty (30) days prior written notice. The insurance shall be in an insurance company licensed to do business in the State of Florida and approved by Landlord. A copy of the policy or certificate of insurance shall be delivered to Landlord prior to delivery of possession of the Premises to Tenant and thereafter within thirty (30) days prior to the expiration of the term of each said policy. If Tenant fails to furnish Landlord with a copy of any insurance policy required to be furnished by Tenant to Landlord when due and such failure continues for ten (10) days after written notice from Landlord, Landlord may assess and collect an administrative fee of Twenty-Five and 00/100 Dollars ($25.00) for each day such policy or certificate has not been received in the office of Landlord at the close of each business day. Additionally, if Tenant refuses or neglects to secure and maintain insurance policies complying with the provisions of this Paragraph, Landlord may, but shall not be required to, secure and maintain such insurance policies and Tenant shall pay the cost thereof to Landlord, as Additional Rent, upon demand.

h)
Indemnification of Landlord. Tenant shall indemnify Landlord and Landlord's agents and save it harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the Premises, or the occupancy or use by Tenant of the Premises and Common Area or any part thereof, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, servants, tenants or concessionaires. In the event Landlord and/or its agents shall, without fault on their part, be made party to any litigation commenced by or against Tenant, then Tenant shall protect and hold Landlord and/or its agents harmless and shall pay all costs, expenses and reasonable attorney fees that may be incurred or paid by Landlord and/or its agents in connection with such litigation.

i)
Indemnification of Tenant. Landlord shall indemnify Tenant and Tenant's agents and save it harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the Building or the Common Elements, or any part thereof, or occasioned wholly or in part by any act or omission of Landlord, its agents, contractors, employees, servants, tenants or concessionaires. In the event Tenant and/or its agents shall, without fault on their part, be made party to any litigation commenced by or against Landlord, then Landlord shall protect and hold Tenant and/or its agents harmless and shall pay all costs, expenses and reasonable attorney fees that may be incurred or paid by Tenant and/or its agents in connection with such litigation.

j)

k)
Limitation on Landlord's Liability. Landlord and Landlord's agent and employees shall not be liable to Tenant or to anyone claiming under Tenant for damage to person or property resulting from (a) equipment or appurtenances becoming out of repair; (b) Tenant's failure to keep the Premises in repair; (c) injury done or occasioned by wind; (d) any defect in or failure of the sprinkler system, plumbing, heating or air conditioning equipment, electric wiring or installation thereof, gas, water, steam, pipes, stairs, porches, railings, or walks; (e) broken glass; (f) the backing up of any sewer pipe or downspout; (g) the bursting, leaking or running over of any tank, tub, washstand, water closet, waste pipe, drain, or any other pipe or tank, in or upon the Building or Premises, or noxious odors resulting therefrom, or the escape of steam or hot water; (h) water, or ice being upon or coming through the roof, skylight, trap door, stairs, walks or any other place upon or near the Building or Premises or otherwise; (i) the falling of any fixtures, plaster, or stucco; (j) any act, omission, or negligence of co-tenants or other persons or occupants of the Building or of adjoining or contiguous buildings or of owners of adjacent or contiguous property of Landlord; and (k) any act which might be considered directly caused by rodents, insects, bugs, or pests in general. Landlord agrees that Landlord and Landlord's agents shall be responsible, however, for their negligent acts hereunder, but only to the extent that any such damage or liability is not covered by perils against which Tenant is not required by this Lease to insure.

l)
Mutual Waiver of Subrogation. Regardless of any other provision hereof, each of the parties hereto hereby waives all claims against the other for loss or damage to its real and personal property located at or within the Building, resulting from fire or from risks included within the standard extended coverage endorsement and the vandalism or malicious mischief endorsement of the insurance required herein to be carried, provided the insurance is not invalidated by such waiver.

m)
Landlord's Right to Pay Premiums on Behalf of Tenant. All of the policies of insurance referred to herein shall be written in form satisfactory to Landlord and by insurance companies satisfactory to Landlord. All such insurance policies shall, to the extent available at no additional cost, expressly waive any right of subrogation of the insurer against Landlord and the holder of any mortgages encumbering the Premises. Tenant shall pay all of the premiums therefore and deliver such policies, or certificates thereof, to Landlord; and, in the event of the failure of Tenant either to effect such insurance in the names herein called for or to pay the premiums therefore or to deliver such policies, or certificates thereof, to Lessor, Landlord shall be entitled, but shall have no obligation, to effect such insurance and pay the premiums therefore, which premiums shall be repayable to Landlord with the next installment of rental, failure to repay the same carrying with it the same consequence as failure to pay any installment of rental. The insurance policy or policies required hereunder shall name Landlord and Tenant as insureds as their interests may appear, and each insurer shall agree by endorsement on the policy or policies issued by it or by independent instrument furnished to Landlord that it will give Landlord thirty (30) days written notice before the policy or policies in question shall be altered or canceled. Landlord agrees that it will not unreasonably withhold its approval as to the form or to the insurance companies selected by Tenant. The insurer of any policies required hereunder shall be qualified to do business in the State of Florida and shall have a "Best" rating of A or better.

n)
Definition of Full Replacement Value. The term "full replacement value" of improvements as used herein shall mean the actual replacement cost thereof from time to time. Tenant shall be required to pay Landlord interest at the rate of twelve (12%) percent per annum on any Rental due that remains unpaid for five (5) days after its due date, together with any costs of collection incurred by Landlord.

4.	Base Rent and Additional Rent Increase. Base Rent and Additional Rent shall remain the same during the entire lease term and any renewal periods set forth in this lease.

5.
Option to Extend. Tenant shall have the right, to be exercised as hereinafter provided, to extend the Term ("Extended Term") of this Lease as set forth in the Schedule on the following terms and conditions:

a)	No default is existing or continuing in the performance of any of the terms of this Lease.

b)
The Extended Term shall be on the same terms, covenants and conditions as provided in this Lease, except that there shall be no privilege to extend the Term of this Lease for any period of time beyond the expiration of the Extended Term described in the Schedule.

c)
At least three (3) months prior to the expiration of each of the initial term and each option period, Tenant shall notify Landlord, in writing, of its election to exercise the right to extend the Term of this Lease. In the event that Tenant should fail to timely exercise Tenant's any option to extend the Term of this Lease, then any subsequent option to extend shall automatically terminate.

6.
On the timely giving of any notice of election, this Lease, subject to the terms of this provision, shall be deemed to be extended and the Term thereof extended for the period as set forth in the Schedule, from the date of expiration of the prior term, without the execution of any further lease agreement. Reserved.

7.
Warranties of Title and Quiet Possession. Landlord covenants that Landlord is seized of the Premises in fee simple and has full right to make this Lease, and that Tenant shall have quiet and peaceable possession of the Premises during the term hereof.

8.
Delivery of Possession. If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant at the commencement of the Lease Term, as herein before specified, Tenant may, at its option, cancel or terminate this Lease and receive a refund of all monies paid hereunder, Landlord be liable to Tenant for any loss or damage resulting therefrom unless Landlord's failure to deliver possession is the result of Landlord's failure to diligently pursue and complete its work necessary to deliver possession; in the event Tenant does not terminate this Lease, there shall be a proportionate reduction of rent covering the period between the commencement of the Lease Term and the time when Landlord can deliver possession, and Tenant shall receive from Landlord one day of free rent for each day of any such delay.

9.
Limits of Representations. Other than Landlord's obligation to provide the build-out of the Premises as set forth on the Schedule, neither Landlord nor Landlord's agents have made any representations, warranties or promises with respect to the Premises or this Lease, except as set forth in this Lease.

10.	Permitted and Prohibited Uses of Demised Premises

a)	The Premises shall be used and occupied solely and exclusively as set forth in the Schedule, and for no other purpose.

b)
Tenant shall not use or permit the Premises, or any part thereof, to be used for any purpose or purposes other than the purpose or purposes for which the Premises are hereby leased; and no use shall be made or permitted to be made of the Premises, or acts done, which will cause a cancellation of any insurance policy covering the building located or to be located on the Premises, or any part thereof, nor shall Tenant sell, or permit to be kept, used, or sold, in or about the Premises, any article which may be prohibited by the standard form of fire insurance policies. Tenant shall, at its sole cost, comply with all requirements pertaining to the Premises, of any insurance organization or company, necessary for the maintenance of insurance, as herein provided, covering any building and appurtenances at any time located on the Premises.

c)
Tenant shall not use or permit the Leased Premises, or any part thereof, to be used in any fashion which violates any law, statute, or regulation, or which violates any law, statute, or regulation, or which violates any of the documentation establishing the condominium regime in which the Leased Premises are located. In particular and without limitation, Tenant shall not bring onto, store upon, hold, maintain, use, emit, or release from the Premises, any Hazardous Substance (hereinafter defined), nor allow anyone else to do so. For purpose of this Lease Agreement, "Hazardous Substance" shall mean and include any oil, hazardous substance, hazardous material, hazardous waste, pollutant, contaminant, dangerous waste, extremely hazardous waste, toxic waste, asbestos, or air pollution, as such terms or similar terms as now or hereafter defined, used, or understood in or under any federal, state, county, city, or other governmental statue, rule, ordinance, order, or regulation which relates in any way to the protection of the environment. Tenant shall indemnify and hold Landlord, and Landlord's successors, assigns, officers, directors and agents harmless from and against any claim, cost, damage, or expense, including attorneys' fees, response costs and penalties, in the event Tenant should breach any of the foregoing provisions.

11.	Waste and Nuisance Prohibited. Tenant shall not commit, or suffer to be committed, any waste on the Premises, or any nuisance. The dumpsters are intended for office waste only.

12.
Fixtures. All trade fixtures installed by Tenant on the Premises shall be new or completely reconditioned and shall remain Tenant's personal property, subject to Landlord's statutory lien for unpaid rent.  At the expiration of the Lease Term, Tenant may remove all its personal property that is removable without injury to or defacement of the Premises, but only if all rents and other charges are paid in full and Tenant is not otherwise in default under this Lease; and further provided that any damage to the Premises resulting from such removal shall be simultaneously repaired at Tenant's sole expense. Tenant agrees that all personal property installed by Tenant in the Premises shall be at Tenant's sole risk and/or those claiming under Tenant. Landlord shall not be responsible to Tenant, or liable to Tenant for any loss resulting to Tenant caused in any manner whatsoever, unless such loss is the result of the negligence of Landlord.

13.
Abandonment of Premises. Tenant shall not vacate or abandon the Premises at any time during the Lease Term hereof. If Tenant shall abandon, vacate or surrender the Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned, at the option of Landlord, except such property as may be encumbered to Landlord.

14.
Landlord's Right of Entry. Tenant shall permit Landlord and the agents and employees of Landlord to enter into and upon the Premises at all reasonable times for the purpose of inspecting the same, or for the purpose of posting notices of non-responsibility for alterations, additions, or repairs without any rebate of rent and without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned, provided, however, Landlord shall provide advance written notice to Tenant if Landlord intends to access Tenant's Premises during its normal business hours, except in the case of an emergency, for which no Landlord notice shall be required, and shall permit Landlord and its agents and employees, at any time within the last three (3) months prior to the expiration of this Lease or any renewals thereof, to place on the Premises any usual or ordinary "To Let", "To Lease", or "For Sale" signs and exhibit the Premises to prospective tenants at reasonable hours upon advance written notice to Tenant, and provided further that such actions to not unreasonably interfere with Tenant's use of the Premises.

15.	Assignment Ineffective Without Consent.

a)
Except as described below, Tenant shall not have the right at any time to mortgage or assign this Lease or to grant any sublease, concession or license, or to make any other assignment of its interest without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. If Landlord does not elect to exercise its right of recapture described below, Landlord's consent to a proposed assignment will not be unreasonably withheld if the proposed assignee, sublessee, licensee or concessionaire has a net worth and financial and business reputation satisfactory to Landlord (and at least equal to or exceeding that of Tenant as of the date hereof), and if such proposed transferee expressly, in writing, assumes and agrees to perform all of Tenant's obligations under this Lease and to be bound by all of the terms and conditions of this Lease. Consent by Landlord to one or more assignments, subletting or transfers shall not operate to exhaust Landlord's rights under this section, nor shall Landlord's consent to any assignment in any way operate to release Tenant from any of its obligations under this Lease. Any attempt at assignment, subletting, mortgage or the granting of any unauthorized concession or license by Tenant, voluntary or involuntary, without such prior written consent, shall be void and of no force and effect; and Landlord's acceptance of rent from any party other than the named Tenant shall never be construed as Landlord's consent to any such unauthorized transfer but shall be deemed to be acceptance of payments made on behalf of Tenant.

b)	The transfer of Tenant's assets, stock or controlling interest shall be viewed as an assignment of this Lease.

16.	Reserved.

17.
Common Areas Defined. The term "Common Areas" shall mean all areas, space, facilities, equipment, signs and special services from time to time made available by Landlord for the common and joint benefit of Landlord, Tenant and other tenants and occupants of the Building, and includes customer parking areas, employee parking areas, sidewalks, ramps, service roads, delivery areas, landscape areas, retaining or buffer walls, underground utilities, sewers and drains, and any other facilities provided for the general or beneficial use of the tenants or occupants of the Building.

18.
Grant of Use of Common Areas. Landlord grants to Tenant and its employees and invitees during the Lease Term, together with and subject to the same rights of other tenants, and occupants and unit owners of the Building, the right to use the Common Areas for their respective intended purposes, subject to the Rules and Regulations of the Landlord and the applicable condominium association, as the same may be amended or modified from time to time.

19.
Employee Parking. Tenant agrees that it shall cause Tenant and its employees to park their vehicles at places which Landlord or the applicable condominium association may designate for employee parking. Should Tenant fail to cause Tenant or its employees to park in designated employee parking areas. If Tenant or its employees park their vehicles in any areas other than the employee parking area designated by the Landlord, Landlord may in its sole discretion tow such vehicles at Tenant's expense.

20.	Repairs and Destruction of Improvements.

a)
Maintenance of Improvements. Tenant shall throughout the Lease Term, at its own cost and without any expense to Landlord, keep and maintain the Leased Premises, including all improvements of every kind which may be a part thereof and all appurtenances thereto, in good condition and repair. Landlord shall not be obligated to make any repairs, replacements, or renewals of any kind, nature, or description whatsoever to the Leased Premises following Landlord's construction of the improvements described below. Tenant shall also comply with and abide by all federal, state, county, municipal, and other governmental statutes, ordinances, laws, and regulations affecting the Leased Premises, the improvements thereon, or any activity or condition on or in such Leased Premises.

b)
Obligations and Rights Upon Casualty. In the event that the Building shall be damaged or destroyed by fire or other casualty insurable under standard fire and extended coverage insurance (which is not caused by Tenant's intention acts, willful misconduct or gross negligence) and neither Landlord nor Tenant elect to terminate this Lease as hereinafter provided, Landlord shall proceed with reasonable diligence and at its sole cost and expense to rebuild and repair the Building. If the Building shall (a) be destroyed or substantially damaged by a casualty not covered by Landlord's insurance; or (b) be destroyed or rendered untenable to an extent in excess of twenty-five percent (25%) of the first floor area by a casualty covered by Landlord's insurance; or (c) be destroyed or substantially damaged during the last year of the Lease Term; or (d) be destroyed or substantially damaged and the holder of a mortgage deed of trust or other lien on such building at the time of the casualty elects, pursuant to such mortgage, deed of trust or other lien, to require the use of all or part of Landlord's insurance proceeds in satisfaction of all or part of the indebtedness secured by the mortgage, deed of trust or other lien, then Landlord may elect to either terminate this Lease as hereinafter provided or to proceed to rebuild and repair the Building. Should Landlord elect to terminate this Lease it shall give written notice of such election to Tenant within sixty (60) days after the occurrence of such casualty. If Landlord should not elect to terminate this Lease, Landlord shall proceed with reasonable diligence and at its sole cost and expense to rebuild and repair the Building. In the event such repairs are not commenced within sixty (60) days after Landlord elects to make such repairs, Tenant may, at its option cancel this Lease. Additionally, in the event the repairs are not completed within one hundred fifty days (150) days after commencement, Tenant may terminate this Lease. In the event of any damage or destruction to the Premises, Tenant shall, upon notice from Landlord, forthwith remove, at Tenant's sole cost and expense, such portion or all of Tenant's trade fixtures and all other personal property belonging to Tenant from such portion or all of the Premises as Landlord shall request. During the period from the occurrence of the casualty until Landlord's repairs are completed, the Base Rent shall be reduced proportionately as to that portion of the Premises are untenable; however, there shall be no abatement of Additional Rent payments.

c)
Restoration. Landlord's obligation to rebuild and repair under this section is limited to restoring the Building. Landlord shall have no obligation to restore the Leased Premises to substantially the condition in which the same existed prior to such casualty. Tenant agrees that promptly after completion of restoration of the Building by Landlord, Tenant will proceed with reasonable diligence and at Tenant's sole cost and expense to restore, repair and replace all improvements, alterations, additions, trade fixtures, signs, equipment and other personal property comprising the Leased Premises in a condition to at least equal to that prior to its damage and destruction. The proceeds of all insurance carried by Tenant for reconstruction of said improvements and personally shall be held in trust by Tenant for the purpose of such repair and replacement.

21. Tenant's Work.

(a)           Tenant's Work shall be deemed to be all of that work necessary to completely improve the Premises over and above the condition in which the Premises currently exist.. Tenant will be responsible for obtaining any building permit required by any controlling governmental authority in connection with Tenant's Work, and Tenant's Work shall be performed in conformance with all controlling governmental ordinance, law, statutes, rules and regulations, and in conformance with any building permit issued by an controlling governmental authority. All of Tenant's Work shall be performed pursuant to properly and competently prepared plans and specifications, and by qualified, licensed and insured contractors and subcontractors. Landlord reserves the right to approve and disapprove, workmanship and construction, and completion of improvements. Tenant agrees to perform and cause Tenant's contractor and subcontractors to perform Tenant's Work in a manner so as not to damage, delay, or interfere with any work being performed by Landlord or its contractors in the Premises or in or about any other portion of the Building, and to comply with all construction procedures and regulations described by Landlord for Tenant's Work and the coordination of such work with any work being performed by Landlord and its contractors. Landlord's current Building Standards for flooring, ceiling, lighting and other improvements (all of which Building Standards have been discussed with, and approved by, Tenant) shall apply to all improvements constructed.

(b)            Approval of Plans and Specifications for Tenant's Work. Tenant shall prepare and submit to Landlord, for Landlord's approval which shall not be unreasonably withheld, professionally prepared plans and specifications for Tenant's Work, which shall be in such detail as Landlord may reasonably require and shall include all improvements to be constructed by Tenant. Within fifteen (15) days after the plans and specifications are delivered to Landlord, Landlord shall approve or notify Tenant in writing of any objections to same, and if Landlord fails to notify Tenant in writing of its objections within said fifteen (15) day period, Landlord shall be deemed to have approved the plans and specifications. Tenant shall have ten (10) days after receipt of Landlord's written objections to the detailed plans and specifications to revise same so as to satisfy any reasonable objections of Landlord, and in connection therewith shall be required to incorporate any reasonable changes requested by Landlord. If the parties are unable, in good faith, to resolve any dispute as to the plans and specifications within said ten (10) day period, then Landlord shall have the right to accept Tenant's Plans and Specifications as previously submitted by Tenant, or to terminate this Lease upon written notice to Tenant, in which event all deposits shall be returned to Tenant and the parties shall be relieved of any further obligations or liabilities hereunder; provided, however, that in the event either party shall act in bad faith in connection with the preparation or approval of any plans or specifications, such party acting in bad faith shall be deemed to have breached its obligation under this Lease.

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(c)           Completion of Tenant's Work. Upon completion of Tenant's Work, Tenant shall obtain lien waivers for all contractor, subcontractors and suppliers, and Tenant shall provide Landlord with copies of such lien waivers and with any other evidence reasonably required by and satisfactory to Landlord that Tenant's Work has been paid for. It shall also be the sole responsibility of Tenant to obtain a Certificate of Occupancy for any of Tenant's Work, or other similar document issued by the controlling governmental agency which allows Tenant to open the Premises to the public, and a copy of same shall be provided to Landlord.

(d)            Conformance to Codes and Insurance Regulations. Any and all construction, improvements, additions, and modifications made and or installed by either Landlord or Tenant shall be made or installed to conform to the minimum requirements of the insurance service office of the state having jurisdiction, insuring companies, the National Fire Protection Association, the national Board of Fire Underwriters, and all federal, state and municipal codes. All work will meet or exceed minimum requirements of The Americans with Disabilities Act (ADA) where applicable. Failure to conform to such minimum standards by Tenant shall constitute a default on the part of Tenant and if within twenty (20) days, Tenant has not commenced to cure and diligently pursues such curative action to completion, Landlord may declare Tenant in default hereunder.

(e)            Tenant Alterations. Tenant agrees not to make any alterations or additions that would materially change the Premises or the appearance of same from that previously approved by Landlord, nor to install any additional equipment therein without, in each instance, obtaining the prior written consent of Landlord. All alterations and additions to the Premises shall be made in accordance with all applicable laws, and where applicable, Tenant shall be required to obtain all necessary governmental permits prior to commencing. In the event of making such alterations or additions as herein provided. Tenant hereby indemnifies and holds Landlord harmless from all expenses, liens, claims, or damages, to either persons or property or the Premises, arising out of or resulting from the undertaking, making of, or the existence of such alterations or additions. In the event Tenant, at any time during the Lease Term, removes any of its trade fixtures, any damage caused by such removal shall be repaired and the trade fixtures shall be replaced within three (3) business days with fixtures of similar quality and sufficient quantity to conduct Tenant's business.

(f)           Signs. All signs must be approved in writing by Landlord and any condominium or property owner's association. Tenant agrees to maintain such signs in a good state of repair and to hold Landlord harmless from any loss, cost, or damage as a result of the erection, existence, maintenance, or removal. For purposes of obtaining Landlord's approval, Tenant shall submit sign plans in duplicate on scale drawings, showing the size, colors, materials, and proposed mounting details, location, and specification, prepared by a qualified sign company or a licensed architect to Landlord. Upon termination of the Lease, Tenant agrees to remove all exterior signs from the Premises at Tenant's expense and to repair any damages to the Premises, Building or Common Areas caused by installation, existence or removal of said exterior signage. Such removal and repair is to be performed by a licensed sign company or contractor approved by Landlord prior to exterior signage removal. If the removal of any sign causes any damage to the Premises, Building, or Common Areas, Tenant agrees to either repair such damage or to compensate Landlord for same. If Tenant fails to remove any sign upon termination of this Lease, then such sign shall become the property of the Landlord, and Tenant shall pay for the cost of removing same, and any damage caused thereby upon written demand by Landlord.

(g)           Tenant General Construction Requirements. Tenant and its contractors and subcontractors shall perform the construction or alterations in such manner so as not to obstruct access to the premises of any other tenant in the Building or to any part of the Common Areas; nor shall the performance of such original construction or subsequent alterations interfere with the transaction of business in the Building or disrupting any of other tenant's building services or equipment. Should Landlord determine that the performance of the original construction or subsequent alterations interferes with or disrupts business in the Building for reasons such as dust, noise, odors, debris, etc., then Landlord may direct Tenant to perform such work after normal business hours. In the event Tenant, Tenant's contractors, or anyone acting for and on behalf of Tenant, causes or leaves debris, garbage or refuse in Landlord's premises or outside the Premises, during original construction or alteration and fails to immediately clean up the same, Landlord may in its sole discretion cause the same to be done and bill Tenant for its costs (Including without being limited to the same; labor, material, outside services and use of equipment). Payment for any such billing shall be due upon demand.

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22.            Liens.

(a)           Tenant's Duty to Keep Premises Free of Liens. Tenant shall keep all of the Leased Premises and every part thereof free and clear of any and all mechanics', materialmen's, and other liens for or arising out of or in connection with work or labor done, services performed, or materials or appliances used or furnished for or in connection with any operations of Tenant, any alteration, improvement, or repairs or additions which Tenant may make or permit or cause to be made, or any work or construction by, for, or permitted by Tenant on or about the Premises, or any obligations of any kind incurred by Tenant; and Tenant shall at all times promptly and fully pay and discharge any and all claims upon which any such lien may or could be based and to indemnify Landlord and all of the Premises, and improvements thereon, against all such liens and claims of liens and suits or other proceedings pertaining thereto. Tenant shall give Landlord written notice no less than ten (10) days in advance of the commencement of any construction, alteration, addition, improvement, or repair in order that Landlord may post appropriate notices of Landlord's non-responsibility.

Nothing in this Lease shall be construed as in any way constituting a consent or request by Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer, or materialman for the performance of any labor or the furnishing of any materials for any specific or general improvement, alteration, or repair of or to the Premises or improvement thereon or to any part thereof. Pursuant to Section 713.10, Fla. Stat., it is the intent of the parties hereto that Landlord's interest in the Premises shall not be subject to any liens filed because of Tenant's failure to make payments in connection with any buildings or improvements installed or constructed on the Premises. The Memorandum of this Lease provided for below shall expressly give notice of and prohibit such liability by Landlord. Tenant shall notify in writing any contractor making any such improvements of this prohibition of Landlord's liability prior to entering into any contract for the construction of such improvements, and Tenant shall give Landlord written evidence of such notice to contractor within ten (10) days after receipt of request by Landlord for such evidence.

(b)            Contesting Liens. If Tenant desires to contest any such lien, it shall notify Landlord of its intention to do so within ten (10) days after the filing of such lien. In such case, and provided that Tenant shall, on demand, protect Landlord by a good and sufficient surety bond against any such lien and any cost, liability, or damage arising out of such contest, Tenant shall not be in default hereunder until ten (10) days after the final determination of the validity thereof, within which time Tenant shall satisfy and discharge such lien to the extent held valid; but the satisfaction and discharge of any such lien shall not in any case be delayed until execution is had on any judgment rendered thereon, and such delay shall be a default of Tenant hereunder. In the event of any such contest, Tenant shall protect and indemnify Landlord against all loss, expense, and damage resulting therefrom.

23.           Indemnification of Landlord. Landlord shall not be liable for any loss, injury, death, or damage to persons or property which at any time may be suffered or sustained by Tenant or by any person who may at any time be using or occupying or visiting the Premises or be in, on, or about the same, whether such loss, injury, death, or damage shall be caused by or in any way result from or arise out of any act, omission, or negligence of Tenant or of any occupant, subtenant, visitor, or user of any portion of the Premises, or shall result from or be caused by any other matter or thing whether of the same kind as or of a different kind than the matters or things above set forth; and Tenant shall indemnify Landlord against all claims, liability, loss or damage whatsoever on account of any such loss, injury, death, or damage, including court costs, attorneys' fees expended or incurred in connection therewith, including time charged by paralegal or other staff members operating under the supervision of an attorney, and such costs as photocopying and depositions, whether at trial or on appeal, incurred by Landlord in enforcing this indemnity. Tenant hereby waives all claims against Landlord for damages to the Building and improvements that are now or hereafter placed or built on the Premises and to the property of Tenant in, on, or about the Premises and for injuries to persons or property in or about the Premises from any cause arising at any time. The two preceding sentences shall not apply to loss, injury, death, or damage arising by reason of the negligence or intentional misconduct of Landlord, its agents, or employees.

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24.            Prohibition of Involuntary Assignment; Effect of Bankruptcy or Insolvency.

(a)           Prohibition of lnvoluntary Assignment. Neither this Lease nor the leasehold estate of Tenant nor any interest of Tenant hereunder in the Premises or improvements thereon shall be subject to involuntary assignment, transfer, or sale, or to assignment, transfer, or sale by operation of law in any manner whatsoever (except through statutory merger or consolidation, or devise, or interstate succession); and any such attempt at involuntary assignment, transfer, or sale shall be void and of no effect.

(b)           Effect of Bankruptcy. Without limiting the generality of the provisions of the preceding Paragraph (a) of this Section, Tenant agrees that in the event any proceedings under the Federal Bankruptcy Code or any amendment thereto be commenced by or against Tenant, and, if against Tenant, such proceedings shall not be dismissed within ninety (90) days, or in the event Tenant is adjudged insolvent or makes an assignment for the benefit of its creditors, or if a receiver is appointed in any proceeding or action to which Tenant is a party, with authority to take possession or control of the Premises or the business conducted thereon by Tenant, and such receiver is not discharged within a period of thirty (30) days after his appointment, any such event or any involuntary assignment prohibited by the provisions of the preceding
Paragraph (a) of this Section shall be deemed to constitute a breach of this Lease by Tenant and shall, at the election of Landlord but not otherwise, without notice or entry or other action of Landlord, terminate this Lease and also all rights of Tenant under this Lease and in and to the Premises and also all rights of any and all persons claiming under Tenant.

25.           Eminent Domain. If the whole of the Premises or such portion thereof as will make the Premises unusable for the purposes herein leased be condemned by and legally constituted authority for any public use or purpose, then in either of said events the term hereby granted shall cease from the time when possession thereof is taken by public authorities; and rental shall be accounted for between Landlord and Tenant as of that date. Any lesser condemnation shall in no way affect the respective rights and obligations of Landlord and Tenant hereunder. It is expressly agreed that Tenant shall not have any right or claim to any part of any award made to or received by Landlord for such taking.

26.           Subordination and Attornment. It is understood and agreed that the Premises are or will be and remain subject to a mortgage or mortgages to secure indebtedness of Landlord to the mortgagee(s) thereunder. In order to further secure said indebtedness, Landlord and Tenant hereby covenant, subject to Tenant's right of quiet enjoyment provided below and Tenant's option to purchase provided in this Lease, for themselves and for the benefit of said mortgagee(s) that this Lease shall be subject and subordinate to any mortgage(s) which may now or hereafter affect the Premises and to all advances made or to be made thereunder, and to any renewals, extensions, modifications or replacements thereof, including any increases in the amount secured thereby, or supplements thereto; provided, however, that without limiting any of the foregoing provisions, in the event that by reason of any default on the part of Landlord any mortgagee succeeds, to the interest of Landlord hereunder, then, this Lease shall nevertheless continue in full force and effect, and Tenant shall and does hereby agree to attorn to such mortgagee and to recognize such mortgagee as Landlord. Tenant hereby constitutes and appoints Landlord and or the mortgagee as Tenant's attorney-in-fact to execute and deliver any such agreement of attornment for and on behalf of Tenant. It is further covenanted that the provisions of any such mortgage(s) shall govern with respect to the disposition of proceeds of insurance or condemnation or eminent domain awards.

 Upon an attornment by Tenant as provided above, this Lease shall continue in full force and effect as a direct lease between Tenant and the mortgagee or purchaser except that such mortgagee or purchaser shall not be (a) liable for any previous act or omission by Landlord under this Lease, (b) subject to any offset of rent which shall have accrued previously to Tenant against Landlord, (c) bound by any previous modification of this Lease not expressly provided for herein, or (d) bound by any previous prepayment of rent for a period greater than sixty (60) days, unless such modification or prepayment shall have been expressly approved in writing by the applicable mortgagee.

 In the event of any act or omission by Landlord which would give Tenant the right to terminate this lease, Tenant shall not exercise any such right until it shall have given thirty (30) days' prior written notice thereof to the mortgagee(s), during which time Landlord and the mortgagee(s), their agents or employees,

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shall be entitled to enter the Premises and do therein whatever may be necessary to remedy the default by Landlord. This provision is included to advance the credit and financial future of the Premises and shall inure to the benefit of the successors and assigns of any present or future mortgagee(s) of the Premises and/or any purchaser of the Premises after default and entry or reentry pursuant to agreement, legal proceedings, or sale, and to the heirs, representatives, successors or assigns of such purchaser. Provided, however, Tenant shall only be obligated to give notice to such lender whose name, address and contact information is supplied to Tenant by Landlord.

27.            Quiet Environment. Landlord hereby covenants and agrees that if Tenant shall perform all the covenants and agreements herein stipulated to be performed on Tenant's part, Tenant shall at all times during the continuance hereof have the peaceable and quiet enjoyment and possession of the Premises without any hindrance from Landlord or any person or persons lawfully claiming the Premises.

28.           Estoppel Letters. Tenant, upon demand at any time or times, shall execute, acknowledge and deliver to Landlord, without expense to Landlord, any and all instruments that may be necessary or proper to subordinate this Lease and Tenant's rights hereunder to the lien of any mortgage or mortgages that may now or hereafter affect the Premises or any part thereof, and/or to certify the fact that this Lease is in good standing or to specify any defaults which Tenant may then claim or assert against Landlord, and or to certify the date to which rent has been paid and the amount of any prepayments of rent or security deposits made by Tenant hereunder. If within seven (7) days after request by Landlord as aforesaid, Tenant does not execute and deliver such instruments(s), then Tenant hereby irrevocably appoints Landlord as its attorney-in-fact coupled with an interest with full power and authority to execute and deliver the same in the name of and on behalf of Tenant; and the same shall in all events be binding on Tenant.

29.           Notice of Default to Tenant. Tenant shall not be deemed to be in default hereunder in the payment of rent or the payment of any other monies as herein required or in the furnishing of any bond or insurance policy when required herein unless Landlord shall first give to Tenant three (3) days' written notice of such default and Tenant fails to cure such default within such three (3) days. Other than with respect to the payment of rent or other monies due hereunder or the furnishing of any bond or insurance policy, Tenant shall not be deemed to be in default hereunder unless Landlord shall first give Tenant thirty (30) day's written notice of such default and Tenant fails to cure such default within such thirty (30) days; provided, however, in the event such default is of a nature which requires a greater number of days to cure, Tenant shall not be deemed to be in default hereunder if Tenant commences an appropriate cure of such default within such thirty (30) days and thereafter diligently proceeds to complete the cure thereof.

30.           Tenant's Default. Tenant shall be deemed in default hereunder in the event Tenant fails to keep and perform any of its covenants or obligations hereunder. In the event of any breach of this Lease by Tenant, Landlord, in addition to the other rights or remedies it may have, shall have the immediate right of reentry and may remove all persons and property from the Premises; and such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. Should Landlord elect to re-enter as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may either terminate this Lease or may from time to time, without terminating this Lease, re-let the Premises or any part thereof for such term or terms (which may be for a term extending beyond the Lease Term) and at such rental or rentals and on such other terms and conditions as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs to the Premises, all for Tenant's benefit. On each such re-letting (a)  Tenant shall be immediately liable to pay to Landlord, in addition to any indebtedness other than rent due hereunder, the expenses of such re-letting and of such alterations and repairs incurred by Landlord; and the amount, if any, by which the rent reserved in this Lease for the period of such re-letting (up to but not beyond the Lease Term) exceeds the amount agreed to be paid as rent for the Premises for such period on such re-letting; or (b) at the option of Landlord, rents received by Landlord from such re-letting shall be applied first to the payment of any indebtedness, other than rent due hereunder from Tenant to Landlord; second, to the payment of any expenses of such re-letting and of such alterations and repairs; third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. If Tenant has been credited with any rent to be received by such re-letting under option (a) hereof and such rent shall not be promptly paid to Landlord by the new tenant, or if such rentals received from such re-letting under option (b) hereof during any month is less than that to be paid during that month by Tenant

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hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and due and payable in full immediately upon Landlord's demand. No such re-entry or taking possession of the Premises by Landlord shall be construed as an election on the part of Landlord to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of court of competent jurisdiction. Notwithstanding any such re-letting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedy it may have, Landlord may recover from Tenant all damages incurred by reason of such breach, including the cost of recovering the Premises and the full amount of Base Rent and Additional Rent, and other charges equivalent to rent reserved in this Lease for the remainder of the Lease Term immediately payable in full upon Landlord's demand for the same. Any act or thing done by Landlord pursuant to the provisions of this Section shall not be or be construed as a waiver of any such default by Tenant, or as a waiver of any covenant, term, or condition herein contained or the performance thereof, or of any other right or remedy of Landlord, hereunder or otherwise. All amounts payable by Tenant to Landlord under any of the provisions of this Lease, if not paid when the same become due as in this Lease provided, shall bear interest from the date they become due until paid at the maximum contract rate of interest permitted by law.

31.           Waiver. The waiver by Landlord of, or the failure of Landlord to take action with respect to, any breach of any term, covenant, or condition herein contained shall not be deemed to be a waiver of any such term, covenant or condition, subsequent breach of the same, or any other term, covenant or condition therein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant, or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such  preceding breach at the time of acceptance of such rent.

32.           Remedies Cumulative. All remedies herein before and hereafter conferred on Landlord shall be deemed cumulative and no one exclusive of the other, or of any other remedy conferred by law.

33.            Landlord's Default. In the event Landlord is in default hereunder, Tenant shall give Landlord written notice thereof and Landlord shall have the right to cure such default within thirty (30) days of receipt of notice thereof; provided, however, that if such default is of a nature which requires a greater number of days to cure, Landlord shall not be deemed in default hereunder if Landlord commences an appropriate cure of such default within such thirty (30) days and thereafter diligently proceeds to complete the cure thereof.

34. Landlord's Liability. If Landlord, or any successor in interest, shall be a non-incorporated entity, there shall be no personal liability on any individual or member of such non-incorporated entity regarding any of the provisions under this Lease. In the event of a breach of Landlord, Tenant shall look solely to the equity of Landlord in the Premises for the satisfaction of the remedies of Tenant. Tenant shall, in the event of the sale, transfer or assignment of Landlord's interest in the Premises or, in the event of any proceedings brought for the foreclosure of any mortgage covering the Premises, attorn to recognize such purchaser or mortgagee as Landlord under this Lease. In the event of any sale or sales of such real property, or assignment, transfer, or other conveyance of its rights under this Lease, the said Landlord shall be automatically and entirely released of all covenants and obligations of Landlord hereunder; and it shall be deemed and construed, without further agreement between the parties or their successors in interest, or between the parties and the purchaser at any such sale, or the successor to Landlord by reason of any assignment, transfer, or other conveyance of its rights under this Lease, that such purchaser or successor has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.

35.           Surrender of Leased Premises. Tenant shall pay the rent and all other sums required to be paid by Tenant hereunder in the amounts, at the times, and in the manner herein provided and shall keep and perform all the terms and conditions hereof on its part to be kept and performed. Upon the expiration of the Lease Term, Tenant shall surrender the Premises in the same condition as existing upon delivery of possession thereof under this Lease except as otherwise allowed herein, reasonable wear and tear only excepted, and shall surrender all keys for the Premises to Landlord at its address then fixed for the payment of rent. Tenant shall remove all its furniture and furnishings and any alterations or improvements before surrendering the Premises as aforesaid and shall repair any damage to the Premises caused thereby.

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Tenant's obligation to observe or perform this covenant shall survive the expiration or termination of the Lease Term.

36.           Effect of Tenant's Holding Over. If Tenant holds over in possession of the Premises after the expiration of the Lease Term without the consent of Landlord and without renewing this Lease by some further instrument in writing, then such holdover shall be construed to be a tenancy at sufferance; and the mere payment or acceptance of rent shall not be construed to be renewal of the Lease Term. In the event the holdover is continued with the written consent of Landlord, which consent will be in Landlord's sole discretion, then the tenancy shall be a tenancy at will from month to month at double the monthly rental required to be paid by Tenant for the period immediately prior to expiration of the term hereof and shall otherwise be on the terms and conditions herein specified, so far as applicable, except that either party may terminate this Lease by giving not less than fifteen (1 5) days' notice prior to the end of any monthly period.

37.            Notices. All notices, demands, or other writings in this Lease provided to be given or made or sent, or which may be given or made or sent, by either party hereto to the other, shall be deemed to have been fully given or made or sent when made in writing and deposited in the United States mail, certified mail, return receipt requested, postage prepaid, and addressed as follows:

To Landlord:         Grand Cypress Communities, Inc.
3825 Beck Blvd, #721
Naples, FL 341 14

To Tenant:             As set forth in the Schedule

The address to which any notice, demand, or other writing may be given or made or sent to any party as above provided may be changed by written notice given by such party as above provided.

38.           Attorney’s Fees. If any action at law or in equity shall be brought to recover any rent under this Lease, or for or on account of any breach of, or to enforce or interpret any of the covenants, terms, or conditions of this Lease, or for the recovery of the possession of the Premises, the prevailing party shall be entitled to recover from the other party as part of the prevailing party's costs all reasonable costs, charges and expenses, including without limitation attorneys' fees, paralegals' fees, or other legal costs expended or incurred in connection therewith, at trial or on appeal, the amount of which shall be fixed by the court and shall be made a part of any judgment or decree rendered, including without limitation, all court costs, attorneys' fees, paralegals' fees, and other costs incurred in the enforcement of any indemnity hereunder.

39.           Time of the Essence. Time is of the essence of this Lease and of each and every covenant, term, condition, and provision hereof.

40.           Section Captions. The captions appearing under the Section number designations of this Lease are for convenience only and are not a part of this Lease and do not in any way limit or amplify the terms and provisions of this Lease.

41.            Parties Defined, Use of Pronoun. The word "Tenant" shall be deemed and taken to mean each and every person or party mentioned as Tenant herein, be the same one or more, and if there shall be more than one such person or party, any notice required or permitted by the terms of this Lease may be given by or to any one thereof. The term "Landlord" shall refer only to the current owner of the fee interest in the Premises. The use of the neuter singular pronoun to refer to Landlord or Tenant shall be deemed a proper reference even though Landlord or Tenant may be an individual, a partnership, a corporation, or a group of two or more individuals or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Landlord or Tenant, and to either corporations, associations, partnerships or individuals, male or female, shall in all instances be assumed as though in each case fully expressed.

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42.            Consent and Approval. Whenever this Lease specifies that either party has the right of consent or approval if either party shall desire the consent or approval of the other on any matter regarding this Lease, such consent or approval shall be effective only if in writing and signed by the consenting or approving party.

43.           Relationship, of Parties. Nothing in this Lease shall be deemed or construed so as to create the relationship of principal and agent, partnership, joint venture or of any association between the parties including, but not limited to, the computation of rent, or any other act of the parties, it being understood that the parties' sole relationship hereunder is that of Landlord and Tenant.

43.           Relationship of Parties. Nothing in this Lease shall be deemed or construed so as to create the relationship of principal and agent, partnership, joint venture or of any association between the parties including, but not limited to, the computation of rent, or any other act of the parties, it being understood that the parties' sole relationship hereunder is that of Landlord and Tenant.

44.           Entire Agreement; Modification. This Lease embodies and constitutes the entire understanding between the parties. All prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged into this Lease. Neither this Lease nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument in writing signed by the party against which the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

45           . Legal Interpretation. Landlord and Tenant acknowledge that this Lease was fully and jointly negotiated by the parties hereto and agree that there shall be no presumption that this Lease should be more severely construed against either party because such party may have drafted the particular language being construed.

46.           Radon Disclosure. Florida law requires that the following disclosure appears on all leases of real property:

"RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health department."

47.           Binding Effect. The covenants and conditions herein contained shall, subject to the provisions as to assignment, transfer, and subletting, apply to and bind the heirs, successors, personal representatives, and assigns of all of the parties hereto; and, except as provided for herein, all of the parties hereto shall be jointly and severally liable hereunder.

48.           Partial Invalidity. If any term, covenant, or condition of this Lease, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant, or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby; and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

49.           Applicable Law. This Lease is made in and shalt be construed according to the laws of the State of Florida.

50.           Zoning Ordinances and Restrictions. This Lease, including but not limited to the renewal option provided for herein is subject to all easements and restrictions of record and all zoning ordinances and restrictions and limitations of record regarding the same.

51.           Corporation as Tenant. In as much as Tenant herein is a corporation, simultaneously with the execution of this Lease Tenant shall deliver to Landlord a property executed corporate resolution authorizing said corporation to enter into this Lease, together with a Certificate of Incumbency for said corporation; and Tenant shall also furnish to Landlord a Certificate a Good Standing from the state of its incorporation, which certificate shall show that said corporation is validly incorporated and is in good standing under the laws of that state and is duly qualified as a foreign corporation in Florida.

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52.           Brokerage. Tenant does hereby warrant and represent to Landlord that Tenant has been represented by NJA in the negotiations of this Lease. Tenant does hereby agree to hold Landlord harmless, and indemnify Landlord, against any and all claims for damages made by any other broker claiming by or through Tenant.

53.           Usage. PRIOR TO SIGNING, it is the Tenant's responsibility to confirm that the usage approved by the county, state, licensing, etc., conforms to their intended use.

IN WITNESS WHEREOF, the parties have executed this Lease on the day and year first above written.
LANDLORD:
__________________________________	(Corporate Seal)
Witness #1 (print name below)	GRAND CYPRESS COMMUNITIES, INC., a Florida corporation
__________________________________	By:_______________________ Larry Gode, as President
Witness #2 (print name below)	Date:______________________
__________________________________	TENANT: (Corporate Seal) FOOD INNOVATIONS, INC.
Witness #1(print name below)	By:________________________ Its:________________________
__________________________________ Witness #2 (print name below)	Date:________________________

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Exhibit A
TOLLGATE BUSINESS PARK 111, A CONDOMINIUM
AGREEMENT FOR PURCHASE AND SALE OF
CONDOMINIUM UNIT

ORAL REPRESENTATIONS CANNOT BE RELIED UPON AS CORRECTLY STATING THE REPRESENTATIONS OF THE DEVELOPER. FOR CORRECT REPRESENTATIONS REFERENCE SHOULD BE MADE TO THIS CONTRACT.

THIS AGREEMENT is made and entered into this -15th day of August, 2008, by and between GRAND CYPRESS COMMUNITIES, INC., a Florida corporation, herein called "Seller" ( N a "Developer"), and;

Name: Food Innovations, Inc.,
Local Address: 1923 Trade Center Way, Suite 1,
City: Naples
State: Florida
Zip: 34109
Phone:_______
Social Security Number(s):_________
Name(s) in which title will be taken: Food Innovations, Inc.
herein called "Purchaser".

In consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto freely and voluntarily agree as follows:

1.
THE PROPERTY. Seller agrees to sell to Purchaser that certain condominium parcel described as Unit Number(s) 805 and 806 , Tollgate Business PARK 111, a Condominium ("Building") which consists of 4,000 square feet. Square footage shall be calculated from the exterior portion of the walls, along with an undivided share in the common elements appurtenant thereto, and the exclusive use of the Limited Common elements assigned thereto according to the Declaration of Condominium of Tollgate Business PARK 111, a Condominium, and related documents to be recorded in the Public Records of Collier County, Florida. Purchaser agrees to purchase said condominium parcel upon the terms and conditions set forth herein, and subject to all of the provisions of the Declaration of Condominium and Exhibits thereto, which terms and conditions Purchaser assumes and agrees to observe and perform as part of the consideration of this Agreement.

2.	PURCHASE PRICE/ PAYMENT TERMS.

BASE PURCHASE PRICE (See Contract itemizations attached and incorporated herein)	1,100.00.00
a) Deposit of $125,534.88 from rents received Pursuant to lease agreement	125,534.88
b) Deposit of the balance of 10% Fifteen (15) days after the Effective Date of this Contract
EXTRAS AND OPTIONS DUE
BALANCE DUE AT CLOSING	974,465.20
TOTAL PAYMENTS	1,100,000.00

ANY PAYMENT IN EXCESS OF 10 PERCENT OF THE PURCHASE PRICE MADE TO DEVELOPER PRIOR TO CLOSING PURSUANT TO THIS CONTRACT MAY BE USED FOR CONSTRUCTION PURPOSES BY DEVELOPER.

3.
ESCROW. The monies deposited hereunder shall be held until closing in an escrow account, pursuant to the terms of this Agreement, as well as the Escrow Agreement, entered into by and between the Seller and the Escrow Agent; a photocopy of said Escrow Agreement having been provided to Purchaser with the condominium documents. The Escrow Agent shall be: Title Florida, Inc., 3845 Beck Blvd, #803, Naples, Fl. 34114. Upon execution of this Agreement, Purchaser does hereby approve and agrees to be bound by and to abide by the Escrow Agreement. Escrow Agent shall furnish Purchaser with a receipt for monies deposited, upon request. All payments made under this Agreement must be in U.S. funds.

Prior to the recordation of the Declaration of Condominium, the Seller reserves the right to make such changes in any of the condominium documents as governmental authorities having jurisdiction over the property, title insurance companies, or mortgage lenders require. Purchaser acknowledges that the condominium documents, as discussed herein, constitute proposed documents until such time as they are recorded; and further agrees that said documents may be modified or amended before or after being recorded. After being recorded, said document may be amended in accordance with the provisions contained herein for amendment. Purchaser specifically authorizes Seller to record in the Public Records of Collier County, Florida, prior to closing, all instruments required to be recorded in order to legally create the Condominium. Seller may, from time to time, send written notice to the Purchaser of changes, or amendments.

4.
CONSTRUCTION PLANS. Seller, through its contractor, Pristine Homes, Inc., will construct the shell Building and other improvements comprising the condominium substantially in accordance with the plans and specifications prepared by the architect; a copy of the plans and specifications, and amendments thereto (if any), are available for inspection by the Purchaser at the Construction Office of the Seller. If the Building is now completed, the Purchaser acknowledges that he has inspected the Building and approves it, and that he is buying the Building "AS IS" except as indicated on any addendum attached hereto.

5.
GOVERNMENTAL REGULATIONS. If the plans and specifications referenced herein must be changed due to state, regional or local governmental regulations, the Purchaser agrees to pay any additional costs incurred by reason of such a change.

6.
EXTRAS AND SELECTIONS. All change orders or extras requested by Purchaser must be agreed to by the Developer in writing and Purchaser must pay for them when ordered. If Developer omits any changes or extras, the Developer will only have to refund to the Purchaser the amount paid by Purchaser to Developer for each item omitted. Except for such omissions, the Purchaser's payment for any change orders or extras are not refundable. Developer may, at its option, grant Purchaser the right to make color, material, or other selections, and if the Developer does, then the Purchaser will make those selections within five (5) days after the Developer's request, and if Purchaser fails or refuses to make any selections within this time period, the Developer is authorized to make such selections as the Developer deems desirable, and Purchaser agrees to close with such selections as are made by the Developer. If Purchaser does not make any selections pursuant to this Paragraph, Developer will use its best efforts to provide the Purchaser with those selections, but Developer will not be liable for any substitutions Developer may make. If the Building is completed or partially completed, Purchaser accepts all selections which have previously been made by developer.

7.
TAXES OR IMPACT FEES. If a tax or impact fee is passed after the effective date hereof by the state or local government that adds to the cost of construction, the amount of tax or impact fee increase will be added to the purchase price. In no event shall the Purchaser be required to pay more than one percent (1%) of the purchase price for any such tax or impact fee increase.

8.
CLOSING. If the Building described herein is purchased prior to or during construction, closing of purchase will be consummated no later than fifteen (15) days after a Certificate of Occupancy has been issued for the shell building being purchased. If, and only if, a Certificate of Occupancy has been issued for the shell building, closing will be on a date to be agreed upon by the parties and attached hereto as a signed Addendum to this Contract. If Purchaser fails to close on time pursuant to the requirements of this paragraph, this Agreement will be voidable at the option of Seller, and all monies previously paid by Purchaser will be forfeited as outlined in Paragraph 15. The Closing shall be effected in the following manner:

a.	The Closing will be at the offices of Title Florida, Inc. or at such other location as Seller may designate at a later date;
b.
The balance of the purchase price will be paid in cash or cashier's check drawn on a Collier County Bank. The closing date shall be set by Seller within the above mentioned time period in a notice to close sent at least fifteen 915) days prior to the closing date.

c.	Real estate taxes and condominium assessments will be prorated to the date set forth above for closing, or to such earlier date on which the closing occurs.
d.
 If Purchaser delays the closing for any reason, including delays caused by Purchaser's Lender, Purchaser shall pay interest on the balance due at the rate of eighteen percent (18%) per annum for the period of such delay.

e.	The following expenses will be paid by Seller:
1)	Premium for owner's title insurance policy.
2)	Cost of recording the Warranty Deed.
3)	Pro rata share of real estate taxes for the year in which the transaction is closed.
f.	The following expenses will be paid by Purchaser:
1)	A sum equal to the pro rata portion of the quarterly assessment for common expenses for the remainder of the quarter of closing.
2)	The sum of $500.00 per Condominium Parcel as defined in the Declaration of Condominium as a contribution to its working capital.
3)	All mortgage or financing closing costs if the Purchaser finances the purchase of the unit, including mortgagee title insurance.
4)	Any attorney's fees that Purchaser may incur in connection with the purchase.
5)	Any additional premium due for title insurance, should Purchaser desire to insure the upgrades and extras.
6)
Any applicable impact fees, permitting fees or similar charges imposed or levied by State, County, utility or other authorities after the date of the contract which are over and above the fees levied prior to this date.

7)	Any fees charged by Title Florida, Inc for acting as closing agent for any lending institution of Buyer not to exceed $250.
8)	A sum equal to the pro rata share of real estate taxes for the year in which the transaction is closed.
9)	Cost of documentary stamps required for recording deed.

9.
TITLE. The Seller will furnish, without cost to the Buyer, at least five (5) days prior to closing of title to the Building, an owner's title insurance commitment, insuring the base purchase price (not inuring upgrades and extras) referenced herein in Paragraph 2, subject to the exceptions hereinafter set forth:

a.	Taxes, pending municipal liens and easements existing and to be created for ingress and egress to the property, and for utilities, parking and other purposes;
b.	Conditions, restrictions, limitations and easements or record common to the condominium;
c.	The condominium Documents (the Declaration of Condominium and all Exhibits attached thereto and made a part thereof;
d.	Mortgage (if any) executed by Purchaser in favor of Seller and/or a mortgage lender in connection with the purchase of the Condominium; and
e.	Standard title exceptions contained in an American Land Title Association approved form of Owner's Policy of Title Insurance.

Title to the unit shall be conveyed by Special Warranty Deed subject only to the exceptions stated in this Agreement. If purchaser, a the time of the delivery of the commitment, finds that Seller's title does not conform to the provisions of this Agreement and it appears that such objection to title may, according to reasonable expectation, be removed as an objection within sixty (60) days, Seller shall have sixty (60) days in which to remove said objection and Purchaser's obligations hereunder shall remain in full force and effect in the meantime. If the objection is such that it is not capable of being removed within sixty (60) days according to reasonable expectations, or is not actually removed with the sixty (60) day timeframe, Buyer shall have the right to terminate the contract by providing written notice to Seller. Nothing herein shall require Seller to bring any action or proceeding or incur any expenses in order to remove such objection to title, and any attempt by Seller to cure such objection shall not be construed as one that would give Purchaser the right to refuse delivery of the deed.

10.
PURCHASER'S OBLIGATION FOR CONDOMINIUM ASSESSMENTS. This Agreement contemplates the sale of fee simple title in the subject unit, together with an undivided interest in the common elements appurtenant thereto (it being acknowledged that Purchaser's unit's share of common elements and the particulars of Purchaser's interest in the same are to be determined solely be reference to the Declaration of Condominium and the Exhibits attached thereto, and the Purchaser will be responsible to the Association governing the affairs of the Condominium for payment of assessments for common expenses such as, but not limited to, management and administration; premiums for casualty, liability and workmen's compensation insurance; maintenance and repairs of the common elements.

11.
 INSPECTION OF UNIT. Purchaser will be given one reasonable opportunity to examine the subject unit prior to closing and at that time, will sign an inspection statement ("punch list") listing any defects in workmanship or materials which are discovered. Seller will be responsible to repair these defects in workmanship or materials (keeping in mind the construction standards prevalent in Collier County, Florida, for similar property) at Seller's cost, within a reasonable period of time after closing, but Seller's obligation to make said repairs will not be a grounds for deferring the closing, nor for imposing any conditions on closing. No "escrows" or holdbacks of closing funds will be permitted.

12.
LIMITED WARRANTY. To the fullest extent lawful, all implied warranties of fitness for a particular purpose, merchantability and habitability, and all warranties imposed by statute (except only those imposed by the Florida Condominium Act to the extent they cannot be disclaimed) are specifically disclaimed.

13.
CHANGES BY SELLER. The Seller reserves the right to make architectural, structural or design modifications or changes in the unit and/or improvements constituting the common elements as Seller deems necessary or desirable, or in the materials, appliances and equipment, if any, contained therein, and the Purchaser agrees to close title notwithstanding any such modifications, changes or substitutions; provided that not such modification or change shall materially alter the dimensions, size or the value of the unit, and any substituted materials, equipment or appliances shall be equivalent or better quality, and no change, modification or substitution shall result in the purchase of the Building being increased without Purchaser's consent.

14.	COMPLETION OF CONSTRUCTION. Seller represents that construction of the building is complete.

15.
 AGREEMENT NOT TO BE RECORDED. This Agreement shall not be recorded in the Public Records, and execution or recording hereof shall not create any lien or lien right in favor of the Purchaser, the Purchaser hereby expressly waiving and relinquishing any  such lien or lien rights. Any recording of same by Purchaser shall be considered a default under this Agreement. Notwithstanding the foregoing, Purchaser may record a memorandum of this agreement evidencing its right to purchase the property. If and only if Purchaser simultaneously provides Escrow Agent with an executed termination of said memorandum in recordable form and an executed quit claim deed in favor of Seller, in a form reasonably acceptable to Seller, with irrevocable written instructions to record the same upon Escrow Agent's receipt of written notification from Seller of Purchaser's default hereunder, provided, escrow agent first contacts Purchaser and allows Purchaser 30 days to dispute the breach and in the event of such dispute said documents shall not be recorded.

16.
PURCHASER'S DEFAULT. Should Purchaser fail to make any of the payments hereinabove scheduled, or fail or refuse to execute the instruments required to close this transaction (including failure to promptly execute and file all mortgage loan application documents, and all mortgage loan and real estate closing documents and to comply with the requirements of the mortgage lender, including providing any and all information as requested) or refuse to pay any costs or sums required by this Agreement, or otherwise default hereunder, and shall fail to correct such default within two business (2) days after Seller has given Purchaser a written notice of such default, then Seller may declare this Agreement terminated and retain all monies paid by Purchaser as liquidated and agreed upon damages which Seller shall have sustained and suffered as a result of Purchaser's default, and thereupon the parties hereto will be released and relieved from all obligations hereunder. Purchaser does hereby direct and instruct the escrow agent referred to in paragraph 3 above, to release all of Purchaser's deposits, including any and all accrued interest, to Seller in the event of Purchaser' s default hereunder.

The provisions for liquidated and agreed damages are bona fide, and are not a penalty. The parties understand that by reason of the withdrawal of the unit from sale to the general public at a time when other parties would be interested in purchasing a unit, Seller will have sustained damages if Purchaser defaults, which damages will be substantial but will not be capable of determination with mathematical precision. Therefore, provisions for liquidated and agreed damages have been incorporated into this Agreement as being beneficial to both parties. In lieu of liquidated damages, Seller, at its option, may proceeds in equity to enforce specific performance provisions of this Contract.

17.
SELLER'S DEFAULT. In the event of Seller's default or breach of any of the terms and provisions hereof, Purchaser may, at its option (a) terminate this contract and, in such event Purchaser shall be entitled to the return of the Purchaser's deposits made hereunder, with interest; (b) seek to enforce this contract by a suit for specific performance; or (c) maintain an action against Seller for damages for third party costs incurred by Purchaser in reliance upon this Agreement. In the event of any litigation as to the parties' rights under this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees and costs from the other party.

18.
MULTIPLE PURCHASERS. If two or more persons are named as Purchaser herein, any one of them is authorized to act as agent for, with the right to bind, the other(s) in all matters and of every kind and nature with respect to this Agreement. If the Purchaser is married, and the Purchaser's spouse is not named as a Purchaser herein, Purchaser shall be responsible and liable for such spouse executing the mortgage and other closing documents as required by lender and Seller. Failure of said spouse to do so shall constitute a default hereunder by Purchaser.

19.
NOTICES Notices to either party shall be deemed as properly given when mailed by certified mail, return receipt requested, with sufficient postage stamps affixed, within the continental United States, and by registered mail, telegram or telex without the continental United States, said notices to be addressed as follows:

For the Seller:	Title Florida, Inc. 3845 Beck Blvd, #803 Naples, FL. 34114
For the Purchaser:	At the address on Page 1

20.
ACCESS TO UNIT. Purchaser shall not have access or entry to the Building nor shall Purchaser store any of his possessions in or about the Building or the Condominium Property, prior to the closing of this transaction. Purchaser shall not interfere with workmen during working hours, nor trespass upon the job site, and all matters pertaining to the constmction of the unit shall be presented by the Purchaser directly to the Seller's representative.

21.
DEVELOPER'S USE OF THE PROPERTY. If there are unsold Buildings owned by the Seller at time of closing, Seller, as the owner of such unsold Buildings, and at no cost to Seller, shall have the right to use the condominium property and improvements thereon for the promotion of sales of Buildings owned or to be constructed by the Seller, its successors or assigns, including, but not limited to the maintenance of sales office, maintenance of models, showing of the property and the display of signs. Seller may rent Buildings owned by Seller to tenants selected by Seller, and Seller may subsequently sell such Buildings to Purchasers acceptable to Seller.

22.
MERGER. It is agreed by the parties hereto that all prior understandings and agreements are superseded by and are merged into this agreement. Except as otherwise required by law, no representations, claims, statements, inducements, advertising, promotional activities, maps or otherwise, made by Seller or Seller's agents, representatives or    employees, shall in any way be binding on Seller, and same shall be of no force and  effect unless expressly set forth in this Agreement. The provisions of this paragraph shall survive the closing. Upon closing, acceptance of a Warranty Deed by Purchaser shall be deemed acknowledgment of full performance and discharge of every agreement, obligation and representation made by the Seller, in accordance with the terms and provisions hereof, and no agreement or representation shall survive the delivery and acceptance of said Deed except as may be set forth in writing herein.

23.	MISCELLANEOUS.
a.	It is hereby acknowledge by the parties that time is of the essence in connection with this entire transaction.
b.
Purchaser warrants and represents that no real estate broker and/or salesman is involved in this purchase and sale, other than Pristine Realty , and agrees to indemnify and same harmless the Seller against all claims of other real estate brokers and/or salesmen due to acts of the Purchaser or Purchaser's representatives.

c.
All pronouns and variations thereof shall be construed so as to refer to the masculine, feminine, neuter, singular or plural form thereof as the identity of the person or persons as the situation may require.

d.	This contract shall not be assignable by the Purchaser without the express written consent of Seller.
e.	This contract shall not be considered approved and accepted by Seller unless executed by Larry Gode.
f.	Purchaser acknowledges that this Agreement has been negotiated in the English language.
g.
RADON GAS: Radon is a naturally occurring radioactive gas, that when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

24.	EXECUTION BY FACSIMILE. This Agreement may be signed and accepted by facsimile signature and such Agreement shall be binding upon the parties.

IN WITNESS WHEREOF, Purchaser and Seller have executed this Agreement as of the dates set forth.

By signing this Agreement, Purchaser acknowledges receipt of the Declaration, Articles of Incorporation, Bylaws, Rules, Plot Plans, Estimated Operating Budget and other important matters to be considered. DO NOT SIGN THIS AGREEMENT UNLESS YOU HAVE RECEIVED THESE DOCUMENTS.

ANY PAYMENT IN EXCESS OF 10 PERCENT OF THE PURCHASE PRICE MADE TO 1)EVELOIPER PRIOR TO CLOSING PURSUANT TO THIS CONTRACT MAY BE USED FOR CONSTRUCTINO PURPOSES BY DEVELOPER.

See addendum attached hereto and made a part hereof:

____________________________	FOOD INNOVATIONS, INC.
Witness #1 Signature	BY:___________________
as its__________________
____________________________
Witness #l Printed Name	Date:__________________
____________________________
Witness #2 Signature	PURCHASER
____________________________
Witness #2 Printed Name	Date:___________________

GRAND CYPRESS COMMUNITIES, INC., A Florida corporation
____________________________
Witness #I Signature	By: Larry Gode, as its President
____________________________
Witness #I Printed Name	Date:______________________
____________________________
Witness #2 Signature ____________________________
Witness #2 Printed Name	Date:______________________